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                                                                    EXHIBIT 23.4



                          CONSENT OF FINANCIAL ADVISOR



     As financial advisor to the Special Committee of the Board of Directors of General Physics Corporation, we hereby consent to the use of our fairness opinion (and to all references to our firm) included in or made a part of this Joint Proxy Statement/Prospectus on Form S-4 for National Patent Development Corporation and General Physics Corporation.



                                          Sincerely,



                                          /s/ Oppenheimer & Co., Inc.


                                          Oppenheimer & Co., Inc.



New York, New York


December 19, 1996